Exhibit 2.2

BYLAWS

OF

TESSERACT COLLECTIVE, INC.

These Bylaws (the “Bylaws”) are adopted by this Corporation and are supplemental to the Delaware General Corporation Law, as the same shall from time to time be in effect.

ARTICLE I.          NAME AND SEAL.

Section 101.          Name.  The name of the Corporation is Tesseract Collective, Inc.

Section 102.          State of Incorporation.  The Corporation has been incorporated under the laws of the State of Delaware.

Section 103.          Seal.  The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words “Corporate Seal”, and the name of the State of Incorporation.  The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II.          REGISTERED AND PRINCIPAL OFFICES

Section 201.          Registered Office.  The registered office of the Corporation in the State of Delaware shall be located at such place, within the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Section 202.          Offices.  The principal office of the Corporation and any other offices of the Corporation shall be located at such places, within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III.          MEETINGS OF STOCKHOLDERS.

Section 301.          Place of Meetings.  All meetings of the stockholders shall be held at such place or places, within or without the State of Delaware, as shall be determined by the Board of Directors from time to time.

Section 302.          Annual Meetings.  The annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such place and at such time as the Board of Directors shall fix.  Any business which is a proper subject for stockholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.

Section 303.          Special Meetings.  Special meetings of the stockholders may be called at any time by the Board of Directors, the Chief Executive Officer, or by the stockholders entitled to cast at least one‑third of the vote which all stockholders are entitled to cast at the particular meeting.

Section 304.          Conduct of Stockholders’ Meetings.  Subject to Section 803 hereof, the Chief Executive Officer shall preside at all stockholders’ meetings, or, in his/her absence, any vice-president.  The officer presiding over the stockholders’ meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.  The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.

Section 305.          Consent in Lieu of a Meeting.  Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in this state, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 306.          Conference Telephone/Video:  One or more Stockholders may participate in a meeting of the Stockholders, by means of conference telephone, video calls or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

ARTICLE IV.          DIRECTORS AND BOARD MEETINGS.

Section 401.          Management by Board of Directors.  The business and affairs of the Corporation shall be managed by its Board of Directors.  Except as otherwise provided in these Bylaws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 402.          Nomination for Directors.  Written nominations for directors to be elected at an annual meeting of  stockholders, other than nominations submitted by the incumbent Board of Directors, must be submitted to the Secretary of the Corporation not later than the close of business on the fifth business day immediately preceding the date of the meeting.  All late nominations shall be rejected.

Section 403.          Number of Directors.  The Board of Directors shall consist of one or more  directors. The number of directors to be elected shall be determined by the Board of Directors or by the Stockholders, from time to time.  The directors shall be elected by the stockholders at the annual meeting of stockholders to serve until the next annual meeting of stockholders.  Each director shall serve until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier resignation or removal.

Section 404.          Resignations.  Any director may resign at any time.  Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

Section 4.05.          Removal. Any director may be removed, with or without cause, by vote of the stockholders.

Section 406.          Compensation of Directors.  No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable fee to be paid each director for his services in attending meetings of the Board.

Section 407.          Regular Meetings.  Regular meetings of the Board of Directors shall be held on such day and at such hour as the Board shall from time to time designate.  The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of stockholders at which the directors are elected.  Notice of regular meetings of the Board of Directors need not be given.

Section 408.          Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer and shall be called whenever one (1) or more members of the Board so request in writing.  Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least one calendar day before the date of such meeting.

Section 409.          Consent in Lieu of Meeting:  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.  The Board of Directors may hold its meetings, and have an office or offices, outside of this State.

Section 410.          Conference Telephone/Video:  One or more directors may participate in a meeting of the Board of Directors, of a committee of the Board of Directors or of the stockholders, by means of conference telephone, video calls or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

Section 411.          Reports and Records.  The reports of officers and committees shall be filed with the Secretary of the Board.  The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose.  When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Section 412.          Executive Committee.  The Board of Directors may, without limiting its right to establish other committees, establish an Executive Committee of the Board which shall consist of any one (1) or more directors.  The Executive Committee shall have and exercise the authority of the Board of Directors in the management and affairs of the Corporation, except as otherwise provided in the resolution establishing the Executive Committee and except as otherwise provided in Section 141 of the Delaware General Corporation Law.

Section 413.          Absence or Disqualification of Committee Members.  In the absence or disqualification of any member of any committee or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

Section 414.          Chairman of the Board.  The directors may choose a Chairman of the Board who shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors.

Section 415.          Vacancies.  Except as otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each person so elected shall be a director until such director’s successor is elected an qualified or until such director’s resignation or removal.

ARTICLE V.          OFFICERS.

Section 501.          Officers.  The executive officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, Secretary and Treasurer.  The Board of Directors may also choose a Chief Executive Officer, Chairman, a President, one or more Vice Presidents and such other officers as it shall deem necessary.  Any number of offices may be held by the same person.  The Treasurer shall also hold the title “Chief Financial Officer.” Each officer shall hold office for a term extending until the first regular meeting of the Board of Directors following the annual meeting of stockholders and until his successor shall have been elected and shall qualify, except in the event of his earlier resignation or removal.

Section 502.          Chief Executive Officer.  The Chief Executive Officer shall have general supervision of all of the departments and business of the corporation; he or she shall prescribe the duties of the other officers and employees and see to the proper performance thereof.  The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board of Directors carried into effect.  The Chief Executive Officer shall execute on behalf of the corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the corporation by the Board of Directors or by Chief Executive Officer.  The Chief Executive Officer shall be a member of the Board of Directors.  In the absence or disability of the Chairman of the Board or his or her refusal to act, the Chief Executive Officer shall preside at meeting of the Board.  In general, the Chief Executive Officer shall perform all the duties and exercise all the powers and authorities incident to his or her office or as prescribed by the Board of Directors

Section 503.          President.  The President, if the Corporation has one, shall perform such duties as are incident to his or her office or prescribed by the Board of Directors or the Chief Executive Officer.  In the event of the absence or disability of the Chief Executive Officer or his or her refusal to act, the President shall perform the duties and have the powers and authorities of the Chief Executive Officer.  The President shall execute on behalf of the corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the corporation by the Board of Directors or the Chief Executive Officer.

Section 504.          Vice Presidents.  A Vice President, if there be one, shall have the powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.

Section 505.          Treasurer/Chief Financial Officer.  The Treasurer, who will also have the title of “Chief Financial Officer,” shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation.  He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 506.          Secretary.  The Secretary shall attend all sessions of the Board and all meetings of the stockholders and act as clerk thereof, and record all the votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chief Executive Officer, and under whose supervision he or she shall be.  He or she shall keep in safe custody the corporate seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it.

Section 507.          Assistant Officers.  Any assistant officers elected by the Board of Directors shall have such duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, President, or the officer to whom they are an assistant.  Assistant officers shall perform the duties and have the power of the officer to whom they are an assistant in the event of such officer’s absence or disability.

Section 5.08.          Removal. Any officer may be removed, with or without cause, by vote of the stockholders.

Section 508.          Compensation.  Unless otherwise provided by the Board of Directors, the salaries and compensation of all officers, except the Chief Executive Officer, President and any Executive Vice President elected by the Board, shall be fixed by the Executive Committee of the Board and, in the absence of an Executive Committee, by the Chief Executive Officer.

Section 509.          General Powers.  The officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the directions of the Board of Directors.

ARTICLE VI.  PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION.

Section 601.          Mandatory Indemnification of Directors and Officers.  The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys’ fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in Section 603 hereof.  A director or officer of the Corporation entitled to indemnification under this Section 601 is hereafter called a “person covered by Section 601 hereof.”

Section 602.          Expenses.  Expenses incurred by a person covered by Section 601 hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 603.

Section 603.          Exceptions.  No indemnification under Section 601 or advancement or reimbursement of expenses under Section 602 shall be provided to a person covered by Sec-tion 601 hereof (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in self‑dealing, willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of, such person by an insurance carrier under a policy of officers’ and directors’ liability insurance whose premiums are paid for by the Corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld.  The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 601 or advancement or reimbursement of expenses under Section 602, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution.  Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

Section 604.          Continuation of Rights.  The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

Section 605.          General Provisions.

(a)          The term “to the fullest extent permitted by applicable law,” as used in this Article, shall mean the maximum extent permitted by public policy, common law or statute.  Any person covered by Section 601 hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person’s option, (i) on the basis of the applicable law on the date this Article was approved by stockholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

(b)          The right of a person covered by Section 601 hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 602 (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person, (ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of this Article with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

(c)          If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation’s primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorney’s fees and costs) of prosecuting such claim.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

(d)          The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in such director or officer’s official capacity and as to action in another capacity while holding that office.

(e)          Nothing contained in this Article shall be construed to limit the rights and powers the Corporation possesses under the Delaware General Corporation Law or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

(f)          The provisions of this Article may, at any time (and whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 601 hereof by a written agreement signed by the Corporation and such person.

(g)          The Corporation shall have the right to appoint the attorney for a person covered by Section 601 hereof, provided such appointment is not unreasonable under the circumstances.

Section 606.          Optional Indemnification.  The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article.

ARTICLE VII.          SHARES OF CAPITAL STOCK.

Section 701.          Shares of Capital Stock.  The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the Delaware General Corporation Law, and shall be entered in the books of the Corporation and registered as they are issued.

(a)          Certificated Shares. All certificates representing shares shall be registered in the share register as they are issued, and those of the same class or series shall be consecutively numbered.  Every share certificate shall be signed by the Chief Executive Officer, President or one of the Vice Presidents, if any, and by the Secretary or Treasurer or one of the Assistant Secretaries or Assistant Treasurers or such other officers as may be authorized by the Board of Directors, and may be sealed with the seal of the Corporation or a facsimile thereof.

When the Corporation is authorized to issue shares of more than one class, there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued so far as the same have been determined and of the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series.

Whenever a certificate is countersigned by a transfer agent or registrar, one or both of the officers’ or assistant officers’ signatures and the seal may be in facsimile, engraved or printed.  In case any officer, assistant officer, transfer agent or registrar who has signed or whose facsimile signature appears on any share certificate shall have ceased to be such because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue.

(b)          Uncertificated Shares. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the Corporation is organized under the laws of the State of Delaware, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s certificate of incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation.

Section 702.          Lost or Destroyed Certificates.  Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said stockholder shall have:  (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or Chief Executive Officer or the Secretary; and (c) satisfied any other reasonable requirements (including, without limitation, providing a surety bond) fixed by the Board of Directors, or the Chief Executive Officer or the Secretary.

ARTICLE VIII.          GENERAL.

Section 801.          Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 802.          Bank and Depository Accounts; Signing Authority.  The Corporation is authorized to open and maintain bank, depository and brokerage accounts.  All checks or demands for money and notes of the Corporation shall be signed or electronically authorized by such officer, officers, or other person or persons as the Board of Directors may from time to time designate.

Section 803.          Designation of Presiding and Recording Officers.  The directors or stockholders, at any meeting of directors or stockholders, as the case may be, shall have the right to designate any person, whether or not an officer, director or stockholder, to preside over or record the proceedings of such meeting.

Section 804.          Record Date. The Board of Directors may fix any time whatsoever prior to the date of any meeting of stockholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, or for any other purpose, as a record date for the determination of the stockholders entitled to notice of, or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares, except that in the case of a meeting of stockholders (other than an adjourned meeting) such record date may not be more than 90 days prior to the date of the meeting of stockholders.

Section 805.          Text of Proposed Resolution in Written Notice.  Whenever the language of a proposed resolution is included in a written notice to stockholders, the stockholders’ meeting considering the resolution may adopt it with such clarifying or other amendments as do not enlarge its original purpose, without further notice to stockholders not present in person or by proxy.

Section 806.          Absentee Participation in Meetings. One or more directors or stockholders may participate in a meeting of the Board of Directors, or of a committee of the Board, or a meeting of the stockholders, by means of a conference, telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 807.          Emergency Bylaws. In the event of any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, and until the termination of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these Bylaws:

(a)          A special meeting of the Board of Directors may be called by any officer or director upon one hour’s notice, and

(b)          The director or directors in attendance at the meeting shall constitute a quorum.

Section 808.          Severability.  If any provision of these bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these bylaws and such other provisions shall continue in full force and effect.

Section 809.          Successor Statutes.          Any reference herein to the “Delaware General Corporation Law” or to any section thereof shall be deemed to be a reference to such Law, or successor statute, and the appropriate corresponding section thereof as the same may be amended or adopted from time to time hereafter.

ARTICLE IX.          AMENDMENT OR REPEAL.

Section 901.          Amendment or Repeal by Stockholders. These Bylaws may be amended or repealed, in whole or in part, by a vote of two‑thirds of all of the shares of common stock of the Corporation issued and outstanding at any annual or special meeting of the stockholders duly convened after notice to the stockholders of that purpose.

Section 9.02.          Amendment or Repeal by the Board of Directors.  Except for Sections 4.05 and 5.08, these Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board duly convened.

Section 903.          Recording Amendments and Repeals.  The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the stockholders or the Board of Directors.

ARTICLE X.          ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS AND REPEALS.

Section 1001.          Adoption and Effective Date.  These Bylaws have been adopted as the Bylaws of the Corporation as of the 29th of November, 2021, and shall be effective as of said date.

Section 1002.          Amendments or Repeals.

Section Involved	Date Amended or Repealed	Adopted By